SEC 873	OMB Number: 3235-0060

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

                               Date of Report (Date of earliest event reported)
April 4, 2003

 GOLDEN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

 DELAWARE
(State or other jurisdiction of incorporation)

 0-4339
(Commission File Number)

 63-0250005
(IRS Employer ID No.)

The Park Building, 2140 11th Avenue South, Suite 208, Birmingham, Alabama 35205 (Address of principal executive offices) (Zip Code)

Registrants telephone number, including area code: (205) 933-9300

 N/A
(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 5. Other events.

Item 5. Other events.

On April 4, 2003, Golden Enterprises, Inc. received the resignation of

D. Paul Jones, Jr. as a member of the Board of Directors and all committees thereof.  The resignation was effective immediately.

There were no disagreements with the Company on any matters relating to the operations, policies or practices of the Company.  The Company has greatly benefitted from Mr. Jones' service as a member of the Board of Directors and regrets his departure.  The Company and the Board of

Directors will miss his valuable contributions.  The Company intends to replace Mr. Jones upon completing its review of the qualifications of a number of candidates.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant

has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated April 9, 2003

GOLDEN ENTERPRISES, INC.

By:

 By:
       John H. Shannon
Vice President, CFO & Secretary